CUBIC
ENERGY
INC.

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PRESS RELEASE
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For Immediate Release: October 12, 2006          Information: Donna Luedtke
Website: www.cubicenergyinc.com                               Investor Relations
         ----------------------                               (972)-686-0369
E-mail: ir@cubicenergyinc.com
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                CUBIC ENERGY, INC. PROVIDES UPDATE ON OPERATIONS
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DALLAS, TX - October 12, 2006 - Cubic Energy, Inc.  (OTCBB:QBIK) ("Cubic" or the
"Company") announced today that it has negotiated and executed a farmout agreement allowing the Company to move forward with its plans to complete the Hosston and Cotton Valley zones in the S.E. Johnson 20 No. 1 and S.E. Johnson 29 No. 1 wells in Desoto Parish, Louisiana. The Company expects to complete the wells later in November, subject to equipment and contractor availability.

Calvin A. Wallen III, CEO of Cubic stated, "We look forward to the increased production and cash flow that is expected from the completion of these wells."

Cubic Energy, Inc. is an independent company engaged in the development and production of, and exploration for, crude oil and natural gas. The Company's oil and gas assets and activity are concentrated primarily in Texas and Louisiana.











This press release includes statements, which may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital for development of mineral projects and other projects, acceptance of the Companies' products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Companies' periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revision or changes after the date of this release. There can be no assurance that any future activities mentioned in this press release will occur as planned.